Exhibit 99.2

NAKED BRAND GROUP AND BENDON LIMITED ANNOUNCE LETTER OF INTENT TO MERGE

Transformative Merger Expected to Create a Powerful Portfolio of Innerwear, Sleepwear & Swimwear Brands

NEW YORK, January 13, 2017 – Naked Brand Group Inc. (NASDAQ:NAKD) ("Naked" or the “Company”), an innovative innerwear fashion and lifestyle brand, and Bendon Limited (“Bendon”), a global leader in intimate apparel and swimwear renowned for best in category technology and design throughout its 70 year history, announced today that they have entered into a Letter of Intent (the “LOI”) for a proposed merger of the companies (the “Merger”). Expected benefits of this proposed merger include:

•	Bendon would gain immediate access to the U.S. capital markets enabling it to further grow the business globally, both organically and through future strategic acquisitions;

•	The Naked brand would be able to leverage Bendon’s well-established global wholesale and retail distribution channels;

•	The combined entity would capitalize on the industry-leading expertise of Carole Hochman, Naked’s Chief Executive Officer, to strengthen its global intimate apparel and sleepwear brand portfolio; and

•	Operating synergies through integrated supply chain management and administrative functions.

Bendon's brands include Heidi Klum Intimates and Swimwear, Stella McCartney Lingerie and Swimwear, Bendon, Bendon Man, Davenport, Evollove, Fayreform, Hickory, Lovable (in Australia and New Zealand) and Pleasure State. Bendon’s brands are distributed globally through over 4,000 doors across 34 countries, as well as through a growing network of 60 company-owned Bendon retail and outlet stores in Australia, New Zealand and Ireland. Bendon is headquartered in Auckland, and maintains additional offices in Sydney, New York, London and Hong Kong. For the fiscal year ended 2016, Bendon generated approximately NZ $144 million (US $100 million) in net sales.

Ms. Hochman stated, “We are extremely excited about the potential of this proposed merger, and look forward to capitalizing on Bendon’s scale and expertise to further expand the Naked brands. The Bendon team has built a phenomenal business, and by leveraging their infrastructure, product and geographic knowledge, and talent, we believe that we can accelerate our growth in the innerwear fashion and lifestyle market.”

Justin Davis-Rice, Executive Chairman of Bendon, commented, “This is a transformative merger that will create a powerful creative, marketing, operational and capital markets platform. As a publicly traded company in the U.S., we expect to have an opportunity to accelerate our growth and strengthen our position as a global leader in intimate apparel, swimwear, innerwear fashion and lifestyle brands through both organic growth and strategic acquisitions. We are also delighted to partner with industry pioneer, Carole Hochman, who brings unrivalled experience to our company and whose expertise is expected to not only strengthen our existing brands but to provide us with an unprecedented opportunity to develop our sleepwear business, a product category that represents a significant growth opportunity.”

Eric Watson, Executive Chairman of Cullen Investments, Bendon’s majority shareholder, added, “This is an incredible opportunity for Bendon to strengthen its leadership in the industry and drive the continued growth of the business as a consolidator of globally recognized brands.”

Carole Hochman, who will become Chief Creative Officer of the merged company, is considered one of the single most influential women in the intimate apparel and sleepwear business in the United States with experience that extends more than 30 years. She was the driving force behind the Carole Hochman Design Group, for which she served as Chief Creative Officer until her departure in 2013 and for which she was previously CEO until its acquisition by Komar in 2010. Under Carole’s leadership, Carole Hochman Design Group manufactured the Carole Hochman brand of sleepwear, loungewear and daywear, in addition to numerous other sleepwear collections including Christian Dior, Oscar de la Renta, Ralph Lauren, Jockey, Donna Karan, Tommy Bahama and Betsey Johnson.

As stated in the LOI, Mr. Davis-Rice will join Naked’s board of directors, effective immediately. Concurrent with the completion of the proposed Merger, Ms. Hochman would retain a seat on the board of the combined company.

Terms of Letter of Intent

The LOI with Bendon provides that the Company would issue the holders of ordinary shares of Bendon an aggregate of 118,812,163 shares of common stock of the Company, subject to adjustment, representing approximately 93.6% of the combined company. Completion of the Merger is subject to the negotiation of a definitive merger agreement (the “Merger Agreement”), satisfaction of the conditions negotiated therein and approval of the Merger by the Company’s stockholders. Accordingly, there can be no assurance that a Merger Agreement will be entered into or that the proposed Merger will be consummated. Further, readers are cautioned that those portions of the LOI that describe the proposed Merger, including the consideration to be issued therein, are non-binding.

Pursuant to the terms of the LOI, the Company’s management as well as certain insiders will agree to sign voting agreements pursuant to which each such person will grant a proxy and/or agree to vote for the Merger at any meeting of stockholders. In addition, key employees of Bendon will be offered employment with the Company, to be effective upon completion of the Merger. Upon completion of the Merger, the Board of the Company would be comprised of Ms. Hochman, Mr. Davis-Rice and several additional members to be identified and nominated by Bendon.

Pursuant to the terms of the LOI, the Company has agreed to adhere to a no-shop provision until the earlier of the date the Merger Agreement is executed or the LOI is terminated. If the Merger Agreement is not executed by February 10, 2017, or the Merger is not consummated within six months thereafter (each a “Merger Milestone”), the Company will be required to issue to Bendon 2.5 million shares of common stock; provided, however, that the Company shall not be required to issue Bendon such shares if Bendon’s action(s) or lack thereof has been the principal cause of or resulted in the failure of the parties to achieve a Merger Milestone.

Assuming Naked and Bendon enter into the Merger Agreement, the parties will look to seek shareholder approval from Naked’s shareholders in the first quarter of 2017, subject to SEC review of the proxy statement to be filed by the parties for the proposed transaction.

About Naked:

Naked was founded on one basic desire – to create a new standard for how products worn close to the skin fit, feel, and function. Naked's women's and men's collections are available at www.wearnaked.com, and Naked has a growing retail footprint for its innovative and luxurious innerwear products in some of the leading online and department stores in North America including Nordstrom, Bloomingdale's, Dillard's, Soma, Saks Fifth Avenue, Amazon.com, BareNecessities.com, and more. In 2014, renowned designer and sleepwear pioneer Carole Hochman joined Naked as Chief Executive Officer, Chief Creative Officer, and Chairwoman with the goal of growing Naked into a global lifestyle brand. In June 2015, Naked announced a strategic partnership with NBA Miami HEAT (now Chicago Bulls) star Dwyane Wade. The 3-time NBA Champion, 11-time All Star, and Olympic Gold Medalist joined the Company's Advisory Board, and is the Creative Director for a signature collection of men's innerwear launching 2016. Naked is now headquartered in New York City and plans to expand in the future into other apparel and product categories that can exemplify the mission of the brand, such as activewear, swimwear, sportswear and more. http://www.nakedbrands.com/

About Bendon:

Bendon is a global leader in intimate apparel and swimwear renowned for its best in category innovation in design, and technology and unwavering commitment to premium quality products throughout its 70-year history. Bendon has a portfolio of 10 highly productive brands, including owned brands Bendon, Bendon Man, Davenport, Evollove, Fayreform, Hickory, Lovable (in Australia and New Zealand) and Pleasure State, as well as licensed brands Heidi Klum Intimates and Swimwear and Stella McCartney Lingerie and Swimwear.

In October 2014 Bendon announced supermodel and television host Heidi Klum as the Creative Director and face of Bendon's flagship Intimates collection, succeeding Elle Macpherson after 25 years with the brand.  Bendon products are distributed through over 4,000 doors across 34 countries as well as through a growing network of 60 company-owned Bendon retail and outlet stores in Australia, New Zealand and Ireland. Bendon’s global supply chain is one of its strongest assets, controlling sourcing, manufacturing and production at over 30 partner facilities across Asia. The company has more than 700 staff at offices and stores in Auckland, Sydney, New York, London and Hong Kong and is poised for continued meaningful growth as it opens additional retail stores and expands its current portfolio of products. http://www.bendongroup.com/

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed Merger, Naked intends to file relevant materials with the Securities and Exchange Commission, or the SEC, including a proxy statement. Investors and security holders of Naked are urged to read these materials when they become available because they will contain important information about Naked, Bendon and the proposed Merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Naked with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and securityholders may obtain free copies of the documents filed with the SEC by Naked by directing a written request to: Naked Brand Group Inc., 95 Madison Avenue, 10th Floor, New York, New York 10016, Attention: Investor Relations. Investors and securityholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities

Participants in the Solicitation

Naked and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Naked in connection with the proposed Merger. Information regarding the special interests of these directors and executive officers in the proposed Merger will be included in the proxy statement referred to above. Additional information regarding the directors and executive officers of Naked is also included in Naked’s Annual Report on Form 10-K for the year ended January 31, 2016 and the proxy statement for Naked’s 2016 Annual Meeting of Stockholders. These documents are available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Naked at the address described above.

Forward-Looking Statements Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve a number of risks and uncertainties related to operating performance and outlook of Naked and the combined businesses of Naked and Bendon following the Merger, as well as other future events and their potential effects on Naked and the combined company that are subject to risks and uncertainties. The following factors, among others, in the future could cause Naked’s or Bendon’s actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to, statements relating to the possibility that Naked and Bendon are able to execute the Merger Agreement when expected or at all; the structure, timing and completion of the proposed Merger; Naked’s continued listing on the NASDAQ Capital Market until closing of the proposed Merger; the combined company’s listing on the NASDAQ Capital Market after closing of the proposed Merger; the benefits of the Merger, including future financial and operating results of the combined company, Naked and Bendon’s plans, objectives, expectations and intentions, and the ability to realize the expected synergies or savings from the proposed Merger in the amounts or in the timeframe anticipated; the risk that competing offers or acquisition proposals will be made; the ability to integrate Naked’s and Bendon’s businesses in a timely and cost-efficient manner; the inherent uncertainty associated with financial projections; the potential impact of the announcement or closing of the proposed Merger on customer, supplier, employee and other relationships.  In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this announcement do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward- looking terms such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “anticipates,” “intends,” “continues,” “could,” “estimates,” “plans,” “potential,” “predicts,” “goal,” “objective,” or the negative of any of these terms, or comparable terminology, or by discussions of our outlook, plans, goals, strategy or intentions. Forward-looking statements speak only as of the date made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we assume no obligation to update any of these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements.

CONTACTS:

Investors:

Jean Fontana/Megan Crudele, ICR

203-682-8200

jean.fontana@icrinc.com

Media:

Alecia Pulman/Brittany Fraser, ICR

203-682-8200

NakedBrandsPR@icrinc.com

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